UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012 (June 26, 2012)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 26, 2012, Dividend Capital Total Realty Trust Inc. (the “Company”) held its 2012 annual meeting of stockholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 23, 2012 (the “Proxy”). At the Annual Meeting, the Company’s stockholders approved the first and second proposals described in the Proxy before the Annual Meeting was adjourned. As of March 30, 2012, the record date, 183,736,016 shares of common stock were eligible to vote, of which 93,310,181 shares, or approximately 51%, were present to vote by proxy or in person.

First Proposal. The Company’s stockholders elected four directors of the Company (the “Directors”), who will serve until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualify. The Directors were re-elected pursuant to the voting results set forth below:

Name	For	Against	Abstain
John A. Blumberg	85,983,430	2,262,569	5,064,181
Charles B. Duke	86,019,443	2,268,790	5,021,947
Daniel J. Sullivan	86,060,210	2,216,861	5,033,109
John P. Woodberry	86,084,612	2,208,213	5,017,355

Second Proposal. The Company’s stockholders ratified the selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2012, as set forth below:

For	Against	Abstain
87,263,441	1,582,472	4,464,267

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.

June 28, 2012	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer